As filed with the Securities and Exchange Commission on July 26, 2016

Registration No. 333-204789

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PATHEON N.V.
(Exact Name of Registrant as Specified in Its Charter)

The Netherlands	2834	98-1153534
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Herengracht 483
1017BT, Amsterdam
The Netherlands
+31 (0)20 622 3243
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Eric Sherbet
General Counsel and Secretary
111 Speen St, Suite 550
Framingham, Massachusetts 01701
(508) 620-2510
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Andrea Nicolas Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000	Deanna Kirkpatrick Shane Tintle Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is being filed for the purposes of filing and updating Exhibits 5.1 and 23.3 herewith. No changes or additions are being made hereby to the Prospectus constituting Part I or Items 13, 14, 15 or 17 of Part II of the Registration Statement (not included herein).

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and financial statement schedules.

a.	The Exhibit Index is hereby incorporated herein by reference.
b.	All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the Consolidated Financial Statements and related notes thereto.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 26th day of July, 2016.

Patheon N.V.

By:	/s/ James C. Mullen
	Name:	James C. Mullen
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ JAMES C. MULLEN	Chief Executive Officer (Principal Executive Officer)	July 26, 2016
James C. Mullen

/s/ STUART GRANT	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 26, 2016
Stuart Grant

/s/ DEAN WILSON	Vice President and Corporate Controller (Principal Accounting Officer)	July 26, 2016
Dean Wilson

/s/ Paul Levy
Paul Levy	Director	July 26, 2016

/s/ Daniel Agroskin
Daniel Agroskin	Director	July 26, 2016

/s/ Stephan Tanda
Stephan Tanda	Director	July 26, 2016

/s/ Hugh Welsh
Hugh Welsh	Director	July 26, 2016

/s/ Philip Eykerman
Philip Eykerman	Director	July 26, 2016

/s/ William B. Hayes
William B. Hayes	Director	July 26, 2016

/s/ Hans Peter Hasler
Hans Peter Hasler	Director	July 26, 2016

/s/ Pamela Daley
Pamela Daley	Director	July 26, 2016

/s/ Jeffrey P. McMullen
Jeffrey P. McMullen	Director	July 26, 2016

/s/ Gary Pisano
Gary Pisano	Director	July 26, 2016

/s/ ERIC SHERBET
Eric Sherbet	Authorized Representative in the United States	July 26, 2016

Exhibit index

Exhibit Number	Description
1.1**	Form of Underwriting Agreement
3.1**	Articles of association of Patheon Holdings Coöperatief U.A.
3.2**	Form of amended and restated articles of association of Patheon N.V. to be in effect prior to completion of this offering
5.1	Opinion of De Brauw Blackstone Westbroek N.V.
10.1**	Indenture, dated as of February 5, 2014, between DPX Holding B.V. and Wells Fargo Bank, National Association, as trustee
10.2**
Supplemental Indenture, dated March 11, 2014, to the Indenture dated as of February 5, 2014, between DPX Holding B.V., the guarantors named therein and Wells Fargo Bank, National Association, as trustee

10.3**
Second Supplemental Indenture, dated March 11, 2014, to the Indenture dated as of February 5, 2014, between DPX Holding B.V., the guarantors named therein and Wells Fargo Bank, National Association, as trustee

10.4**
Third Supplemental Indenture, dated November 17, 2014, to the Indenture dated as of February 5, 2014, between DPX Holding B.V., the guarantors named therein and Wells Fargo Bank, National Association, as trustee

10.5**
Fourth Supplemental Indenture, dated November 17, 2014, to the Indenture dated as of February 5, 2014, between DPX Holding B.V., the guarantors named therein and Wells Fargo Bank, National Association, as trustee

10.6**
Fifth Supplemental Indenture, dated March 31, 2015, to the Indenture dated as of February 5, 2014, between DPX Holding B.V., the guarantors named therein and Wells Fargo Bank, National Association, as trustee

10.7**
Sixth Supplemental Indenture, dated March 31, 2015, to the Indenture dated as of February 5, 2014, between DPX Holding B.V., the guarantors named therein and Wells Fargo Bank, National Association, as trustee

10.8**
Seventh Supplemental Indenture, dated January 14, 2016, to the Indenture dated as of February 5, 2014 between DPX Holding B.V., the guarantors named therein and Wells Fargo Bank, National Association, as trustee

10.9**	Indenture, dated as of May 6, 2015, between JLL/Delta Dutch Pledgeco B.V. and The Bank of New York Mellon, as trustee
10.10**	Supplemental Indenture, dated January 14, 2016 between the Registrant, JLL/Delta Pledgeco B.V. and The Bank of New York Mellon, as trustee
10.11**
Credit Agreement, dated as of March 11, 2014, among the Registrant, the lending institutions from time to time party thereto, UBS AG Stamford branch, as administrative agent, collateral agent, LC Issuer and Swing Line lender, JPMorgan Chase Bank, N.A, as syndication agent and an LC Issuer, Jeffries Finance LLC, KeyBank National Association and Morgan Stanley Senior Funding, Inc., as co-documentation agents, UBS AG Stamford branch, J.P. Morgan Securities LLC, Jeffries Finance LLC, KeyBank National Association and Morgan Stanley Senior Funding, Inc., as joint Lead-arrangers; UBS Securities LLC, J.P. Morgan Securities LLC, Barclays Bank PLC, Jeffries Finance LLC, KBCM Bridge LLC, Morgan Stanley Senior Funding, Inc. and Sumitomo Mitsui Banking Corp., as joint bookrunners

10.12**	First Amendment to the Credit Agreement, dated September 29, 2014
10.13**	Second Amendment to the Credit Agreement, dated March 31, 2015
10.14**	Third Amendment to the Credit Agreement, dated January 8, 2016
10.15**
Form of Shareholders’ Agreement, among the Registrant, JLL Patheon Co-Investment Fund L.P., Koninklijke DSM N.V. and JLL/Delta Patheon Holdings, L.P. to be in effect prior to completion of this offering

†10.16**	Form of Patheon N.V. 2016 Omnibus Equity Incentive Plan
†10.17**	Amended and Restated Executive Employment Agreement dated February 7, 2011, between the Registrant and James Mullen
†10.18**	Executive Employment Agreement dated November 1, 2014, between the Registrant and Eric Sherbet
†10.19**	Executive Employment Agreement dated January 25, 2011, between the Registrant and Stuart Grant
†10.20**	Amendment to Executive Employment Agreement dated May 19, 2014, between the Registrant and Stuart Grant

Exhibit Number	Description
†10.21**	Executive Employment Agreement dated May 9, 2011, between the Registrant and Michael E. Lytton
†10.22**	Executive Employment Agreement dated July 24, 2013, between the Registrant and Lucas Utiger
†10.23**	Amendment to Executive Employment Agreement dated March 4, 2014, between the Registrant and Lucas Utiger
10.24**	Form of Directors and Officers Indemnification Agreement
10.25**	Biologics Agreement, dated January 29, 2016, among the Registrant and JLL Patheon Co-Investment L.P., Koninklijke DSM N.V. and JLL/Delta Patheon Holdings, L.P.
10.26**	Form of non-executive director appointment letter
†10.27**	Form of Non-Employee Director Restricted Share Unit Award Agreement under the Patheon N.V. 2016 Omnibus Incentive Plan
†10.28**	Form of Non-Employee Director Deferred Share Unit Award Agreement under the Patheon N.V. 2016 Omnibus Incentive Plan
†10.29**	Form of Restricted Share Unit Award Agreement under the Patheon N.V. 2016 Omnibus Incentive Plan
21.1**	Subsidiaries of the Registrant
23.1**	Consent of Ernst & Young LLP, independent registered public accountants
23.2**	Consent of Ernst & Young Accountants LLP, independent auditors
23.3	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.1)
99.1**	Consent of Paul Levy, to be named as a director
99.2**	Consent of Daniel Agroskin, to be named as a director
99.3**	Consent of Stephan Tanda, to be named as a director
99.4**	Consent of Hugh Welsh, to be named as a director
99.5**	Consent of Philip Eykerman, to be named as a director
99.6**	Consent of William Hayes, to be named as a director
99.7**	Consent of Hans Hasler, to be named as a director
99.8**	Consent of Pamela Daley, to be named as a director
99.9**	Consent of Jeffrey P. McMullen, to be named as a director
99.10**	Consent of Gary Pisano, to be named as a director

**	Previously filed.
†	Management contracts and compensatory plans or arrangements.

II-4